SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2009

STATION CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 495-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01.  Other Events.

As previously disclosed, on February 23, 2009, the Company received an unsolicited non-binding preliminary indication of interest from Boyd Gaming Corporation (“Boyd”).  On March 3, 2009, the Company advised Boyd by letter that the Company’s Board  had reviewed Boyd’s unsolicited non-binding preliminary indication of interest and concluded that it is in the best interests of the Company and its stakeholders to proceed with the Company’s current restructuring plan. The letter noted that the Company’s Board has made no determination to pursue, nor has the Company taken any steps toward pursuing, a sale of all or any portion of the Company’s assets.  Rather, the Company is in the process of soliciting consents from its lenders with respect to a pre-packaged plan of reorganization that would result in a restructuring of substantially all of the Company’s debt.  A copy of the Company’s letter to Boyd is attached hereto as Exhibit 99.1.

The Company announced yesterday that it has entered into forbearance agreements with its bondholders and senior lenders through April 15, 2009, unless earlier terminated pursuant to the terms thereof.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are being filed herewith:

99.1         Response Letter to Boyd Gaming Corporation dated March 3, 2009.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: March 3, 2009	By:	/s/ Thomas M. Friel
Thomas M. Friel
Executive Vice President, Chief
Accounting Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

99.1	Response Letter to Boyd Gaming Corporation dated March 3, 2009.